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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this Form S-4 Registration Statement pertaining to ImmunoTherapy Corporation dated March 30, 1998 for the year ended December 31, 1997 and to all references to our firm included in this Registration Statement.


                                             ARTHUR ANDERSEN LLP


Portland, Oregon,
  August 5, 1998